Exhibit 99.1

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
	(614) 314-8094		(201) 275-2711
	Kate Vossen		Alex Arzeno
	(732) 675-8448		(203) 550-3972

Organon Reports Results for the Fourth Quarter and Full Year Ended December 31, 2023

•	Full year 2023 revenue of $6.3 billion, up 1% as-reported and 3% at constant currency

•	Full year 2023 diluted earnings per share of $3.99 and non-GAAP Adjusted diluted earnings per share of $4.14

•	Full year 2023 Adjusted EBITDA of $1.9 billion, representing a 31.0% Adjusted EBITDA margin

•	Full year 2024 financial guidance ranges provided; full year revenue range of $6.2 billion to $6.5 billion and Adjusted EBITDA margin in the range of 31.0% to 33.0%

Jersey City, N.J., February 15, 2024 – Organon (NYSE: OGN) today announced its results for the fourth quarter and full year ended December 31, 2023.

"As we move into 2024, our priorities are to deliver our third year of constant currency revenue growth and to achieve a stable to improving Adjusted EBITDA margin. Delivering this financial profile is key for us to be able to continue advancing on our mission of a healthier every day for every woman. There’s a tremendous opportunity in women’s health to address significant unmet needs and we are well positioned at the forefront of that effort."

Fourth Quarter 2023 Revenue

in $ millions	Q4 2023	Q4 2022	VPY	VPY ex-FX
Women’s Health	$465	$433	7%	8%
Biosimilars	199	134	49%	48%
Established Brands	915	888	3%	3%
Other (1)	19	30	(37)%	(42)%
Revenues	$1,598	$1,485	8%	8%

(1) Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA and other third parties.

For the fourth quarter of 2023, total revenue was $1,598 million, an increase of 8% on an as-reported basis as well as excluding impact of foreign currency (ex-FX), compared with the fourth quarter of 2022.

Women’s Health revenue increased 7% on an as-reported basis, and increased 8% ex-FX in the fourth quarter of 2023 compared with the fourth quarter of 2022 driven primarily by strong growth in the company's fertility products, particularly Follistim AQ® (follitropin beta injection). Follistim grew 63% ex-FX in the fourth quarter due to a one-time buy-in as a result of the exit of the Interim Operating Model ("IOM") in the United States, increased demand in the U.S. that was largely tied to onboarding a new customer, as well as volume recovery in China tied to fertility patients returning to clinics following abating COVID-19 concerns. The Women's Health franchise also benefited from strong performance of oral contraceptives Marvelon™ (ethinylestradiol, desogestrel) and Mercilon™ (ethinylestradiol, desogestrel) which was driven in part by the reacquisition of rights in selected territories in Southeast Asia and China during 2022, as well as continued uptake of the Jada® system. Performance was partially offset by a 3% ex-FX decline in Nexplanon® (etonogestrel implant) primarily related to customer buying patterns associated with the company's decision to forgo its normal Nexplanon list-price increase in 2023, as well as a 12% ex-FX decrease in NuvaRing® (etonogestrel/ethinyl estradiol vaginal ring) which continues to be impacted by generic competition.

Biosimilars revenue increased 49% on an as-reported basis and increased 48% ex-FX in the fourth quarter of 2023, compared with the fourth quarter of 2022 primarily driven by Ontruzant® (trastuzumab-dttb), which grew 76% ex-FX and benefited from favorable timing of tender phasing in Brazil, and Renflexis® (infliximab-abda), which grew 28% ex-FX primarily due to U.S. strong volume growth. Revenue of Hadlima™ (adalimumab-bwwd) more than doubled in the fourth quarter of 2023 compared with the fourth quarter of 2022 as a result of continued uptake since its July 2023 launch in the U.S.

Established Brands revenue increased 3% as-reported and 3% ex-FX in the fourth quarter of 2023 despite the impacts of Volume Based Procurement (VBP) initiatives and a challenging operating environment in China. Growth in the quarter was driven by a 13% ex-FX increase in the respiratory portfolio. In the cardiovascular portfolio, continued growth in Atozet™ (ezetimibe and atorvastatin calcium) partially offset a decline in Cozaar®/Hyzaar® (losartan) products which are subject to ongoing generic competition.

Fourth Quarter 2023 Profitability

in $ millions, except per share amounts	Q4 2023	Q4 2022	VPY
Revenues	$1,598	$1,485	8%
Cost of sales	683	594	15%
Gross profit	915	891	3%
Non-GAAP Adjusted gross profit (1)	964	937	3%
Adjusted EBITDA (1,2)	449	380	18%
Net income	546	108	406%
Non-GAAP Adjusted net income (1)	226	208	9%
Diluted Earnings per Share (EPS)	2.13	0.42	407%
Non-GAAP Adjusted diluted EPS (1)	0.88	0.81	9%
Acquired in-process research & development (IPR&D) and milestones	—	—	—
Per share impact to diluted EPS from acquired IPR&D and milestones	—	—	—

	Q4 2023	Q4 2022
Gross margin	57.3%	60.0%
Non-GAAP Adjusted gross margin (1)	60.3%	63.1%
Adjusted EBITDA margin (1, 2)	28.1%	25.6%

(1)	See Tables 4 and 5 for reconciliations of GAAP to non-GAAP financial measures

(2)	Adjusted EBITDA and Adjusted EBITDA margin include no acquired IPR&D in the fourth quarter 2022 nor the fourth quarter 2023

Gross margin was 57.3% as-reported and 60.3% on an adjusted basis in the fourth quarter of 2023 compared with 60.0% as-reported and 63.1% on an adjusted basis in the fourth quarter of 2022. Unfavorable foreign exchange translation and to a lesser extent, product mix more than offset a favorable year-over-year comparison to the fourth quarter 2022 when the company took a market action on certain injectable steroid products.

Adjusted EBITDA margin was 28.1% in the fourth quarter of 2023 compared with 25.6% in the fourth quarter of 2022 primarily due to lower year-over-year operating expenses and lower loss on foreign exchange translation attributable to the year-over-year comparison of the amount of the company's Euro-denominated debt covered under a net investment hedge program.

Net income for the fourth quarter of 2023 was $546 million, or $2.13 per diluted share, compared with $108 million, or $0.42 per diluted share, in the fourth quarter of 2022. Non-GAAP Adjusted net income was $226 million, or $0.88 per diluted share, compared with $208 million, or $0.81 per diluted share, in 2022. Reported GAAP net income for the fourth quarter includes a net $476 million tax benefit resulting from the termination of a Swiss tax arrangement.

Revenues

in $ millions	FY 2023	FY 2022	VPY	VPY ex-FX
Women’s Health	$1,702	$1,673	2%	3%
Biosimilars	593	481	23%	24%
Established Brands	3,847	3,874	(1)%	2%
Other(1)	121	146	(17)%	(19)%
Revenue	$6,263	$6,174	1%	3%

(1) Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA.

Total revenue was $6.3 billion for full year 2023, an increase of 1% as-reported and an increase of 3% ex-FX, compared with the full year 2022.

Women’s Health revenue increased 2% as-reported and 3% ex-FX for full year 2023 compared with 2022. Strong growth in the company's fertility portfolio, which was up 9% ex-FX for the full year, a 24% ex-FX increase in oral contraceptives Marvelon/Mercilon and continued uptake of the Jada System, were the strongest revenue contributors to the Women’s Health franchise in 2023. Together these factors more than offset an 11% ex-FX decline in NuvaRing, which continues to be impacted by generic competition. Modest growth of Nexplanon of 1% ex-FX for the full year reflects the impact of the limited participation of a tender in Mexico and customer buying patterns associated with the company's decision to forgo its normal list price increase for Nexplanon in 2023.

Biosimilars revenue increased 23% as-reported and 24% ex-FX for full year 2023 compared with 2022, driven primarily by continued demand growth in the U.S. and Canada for Renflexis and favorable phasing of tenders in Brazil and increased demand for Ontruzant, partially offset by competitive pressures in Europe.

Revenue for Established Brands declined 1% as-reported and increased 2% ex-FX for the full year 2023 despite VBP initiatives and a challenging operating environment in China as well as supply interruptions of certain of the company's injectable steroid products stemming from the market action taken earlier in the year. Performance was driven by 2% growth in volume across the portfolio, partially offset by 1% price pressure. The company expects flat performance in the Established Brands franchise for full year 2024 on an ex-FX basis.

Full Year 2023 Profitability

in $ millions, except per share amounts	2023	2022	VPY
Revenues	$6,263	$6,174	1%
Cost of sales	2,515	2,294	10%
Gross profit	3,748	3,880	(3)%
Non-GAAP Adjusted gross profit (1)	3,930	4,058	(3)%
Adjusted EBITDA (1,2)	1,944	2,085	(7)%
Net income	1,023	917	12%
Non-GAAP Adjusted net income (1)	1,061	1,284	(17)%
Diluted Earnings per Share (EPS)	3.99	3.59	11%
Non-GAAP Adjusted diluted EPS (1)	4.14	5.03	(18)%
Acquired in-process research & development (IPR&D) and milestones	8	107	(93)%
Per share impact to diluted EPS from acquired IPR&D and milestones	(0.03)	(0.33)	(91)%

	2023	2022
Gross margin	59.8%	62.8%
Non-GAAP Adjusted gross margin (1)	62.7%	65.7%
Adjusted EBITDA margin (1, 2)	31.0%	33.8%

(1)	See Tables 4 and 5 for reconciliations of GAAP to non-GAAP financial measures

(2)	Adjusted EBITDA and Adjusted EBITDA margin include $8 million in 2023 and $107 million in 2022 related to acquired IPR&D and milestones

Gross margin was 59.8% as-reported and 62.7% on an adjusted basis for full year 2023 compared with 62.8% as-reported and 65.7% on an adjusted basis for full year 2022. The year-over-year decrease in Adjusted gross margin reflects higher cost of sales due to foreign exchange translation and product mix, and to a lesser extent, higher employee-related and distribution-related costs.

Adjusted EBITDA margin was 31.0% for the full year 2023 compared with 33.8% for the full year 2022. The year-over-year decrease was primarily a result of a lower Adjusted gross margin. Higher selling and promotional costs were mostly offset by lower total research and development spend, which includes in-process research and development (IPR&D).

Net income for 2023 was $1.0 billion, or $3.99 per diluted share, compared with $917 million, or $3.59 per diluted share in 2022. Non-GAAP Adjusted net income was $1.1 billion or $4.14 per diluted share, compared with $1.3 billion, or $5.03 per diluted share in 2022. The year-over-year decline in net income was primarily due to higher interest expense due to increased interest rates, and accelerated amortization of capitalized financing costs associated with voluntary prepayments on the company’s U.S. dollar-denominated term loan.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.28 for each issued and outstanding share of the company's common stock. The dividend is payable on March 14, 2024, to stockholders of record at the close of business on February 26, 2024.

As of December 31, 2023, cash and cash equivalents were $693 million, and debt was $8.8 billion.

Full Year Guidance

Organon does not provide GAAP financial measures on a forward-looking basis because the company cannot predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

Full year 2024 financial guidance is presented below on a non-GAAP basis. For full year 2024, Organon expects constant currency revenue growth in the low-single-digit range and expects stable to improving Adjusted EBITDA margin, which Organon expects to achieve, in part, through operating expense management.

2024 Full Year Guidance
Revenues	$6.2B-$6.5B
Adjusted gross margin	61.0% - 63.0%
SG&A	$1.5B - $1.7B
R&D (excluding IPR&D)	$400M - $500M
Adjusted EBITDA margin	31.0% - 33.0%
Interest	~$520M
Depreciation	~$130M
Effective non-GAAP tax rate	18.5% - 20.5%
Fully diluted weighted average shares outstanding	~259M

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its fourth quarter and full year 2023 financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/events-and-presentations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call must register in advance by clicking on this link: https://conferencingportals.com/event/VfCOQYEG

Following registration, participants will receive a confirmation email containing details on how to join the conference call, including dial-in information and a unique passcode and registrant ID. Pre-registration will allow participants to bypass an operator and be placed directly into the call.

About Organon

Organon is a global healthcare company formed to focus on improving the health of women throughout their lives. Organon offers more than 60 medicines and products in women’s health in addition to a growing biosimilars business and a large franchise of established medicines across a range of therapeutic areas. Organon’s existing products produce strong cash flows that support investments in innovation and future growth opportunities in women’s health and biosimilars. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical innovators looking to commercialize their products by leveraging its scale and presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach, world-class commercial capabilities, and approximately 10,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn, Instagram, X (formerly known as Twitter) and Facebook.

Cautionary Note Regarding Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are correspondingly not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted gross margin, Adjusted gross profit, Adjusted net income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the company’s GAAP financial statements. This press release also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The company believes that these non-GAAP financial measures help to enhance an understanding of the company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. You should refer to Table 4 and Table 5 of this press release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures.

In addition, the company’s full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts and other items not reflective of the company's ongoing operations.

The company uses non-GAAP financial measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s future financial performance and prospects, including full-year 2024 guidance estimates and predictions regarding other financial information and metrics, and franchise and product performance and strategy expectations for future periods. Forward-looking statements may be identified by words such as "foresees" “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, an inability to fully execute on our product development and commercialization plans within the United States or internationally; an inability to adapt to the industry-wide trend toward highly discounted channels; changes in tax laws or other tax guidance that could adversely affect our cash tax liability, effective tax rates, and results of operations and lead to greater audit scrutiny; an inability to execute on our business development strategy or realize the benefits of our planned acquisitions; efficacy, safety, or other quality concerns with respect to marketed products, including market actions such as recalls, withdrawals, or declining sales; political and social pressures, or regulatory developments, that adversely impact demand for, availability of, or patient access to contraception or fertility products; general economic factors, including recessionary pressures, interest rate and currency exchange rate fluctuations; general industry conditions and competition; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances; new products and patents attained by competitors; the impact of higher selling and promotional costs; any failure by Organon to obtain an additional period of market exclusivity in the United States for Nexplanon subsequent to the expiration of certain key patents in 2027; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict its future financial results and performance; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; difficulties developing and sustaining relationships with commercial counterparties; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission ("SEC"), including the company’s most recent Annual Report on Form 10-K and subsequent SEC filings, available at the SEC’s Internet site (www.sec.gov).

TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$1,598	$1,485	$6,263	$6,174
Costs, Expenses and Other
Cost of sales	683	594	2,515	2,294
Selling, general and administrative	469	470	1,893	1,704
Research and development	134	142	528	471
Acquired in-process research and development and milestones	—	—	8	107
Restructuring costs	58	17	62	28
Interest expense	129	119	527	422
Exchange losses	17	32	42	11
Other expense, net	4	—	15	15
	1,494	1,374	5,590	5,052
Income Before Income Taxes	104	111	673	1,122
Taxes on income	(442)	3	(350)	205
Net Income	546	108	1,023	917

Earnings per Share:
Basic	$2.14	$0.42	$4.01	$3.61
Diluted	$2.13	$0.42	$3.99	$3.59

Weighted Average Shares Outstanding:
Basic	255,617	254,367	255,239	254,082
Diluted	256,590	255,390	256,270	255,169

TABLE 2

Organon & Co.

Sales by top products

(Unaudited, $ in millions)

	Three Months Ended December 31,						Year Ended December 31,
	2023			2022			2023			2022
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$154	$76	$231	$172	$67	$239	$572	$257	$830	$573	$261	$834
Follistim AQ	51	31	83	26	25	50	125	136	262	105	124	229
NuvaRing	16	19	35	21	20	40	66	86	152	85	88	173
Ganirelix Acetate Injection	4	18	22	6	20	25	19	91	110	26	97	123
Marvelon/Mercilon	—	37	37	—	24	24	—	134	134	—	110	110
Jada	13	—	13	8	—	8	43	—	43	20	—	20
Other Women's Health (1)	20	26	44	22	24	46	72	101	171	90	94	184
Biosimilars
Renflexis	63	14	77	51	9	60	234	43	278	196	30	226
Ontruzant	10	52	62	13	22	35	46	109	155	48	74	122
Brenzys	—	28	28	—	23	23	—	73	73	—	75	75
Aybintio	—	9	9	—	10	10	—	43	43	—	39	39
Hadlima	15	8	23	—	6	6	17	26	44	—	19	19
Established Brands
Cardiovascular
Zetia	3	65	67	1	70	71	8	299	306	8	350	357
Vytorin	1	28	29	1	25	26	6	124	129	8	123	130
Atozet	—	122	122	—	107	107	—	519	519	—	457	457
Rosuzet	—	18	18	—	16	16	—	70	70	—	71	71
Cozaar/Hyzaar	2	55	57	2	66	68	10	272	281	13	310	323
Other Cardiovascular (1)	—	28	29	1	39	40	2	151	155	3	156	159
Respiratory
Singulair	2	111	114	3	92	95	11	393	404	11	400	411
Nasonex	—	65	65	—	56	56	—	252	253	10	229	238
Dulera	40	10	50	42	10	52	156	38	194	140	40	180
Clarinex	1	29	30	2	25	27	5	132	136	4	121	125
Other Respiratory (1)	8	8	15	12	5	17	49	28	77	46	36	83
Non-Opioid Pain, Bone and
Arcoxia	—	51	51	—	56	56	—	257	257	—	241	241
Fosamax	—	35	36	2	34	36	3	156	159	4	148	152
Diprospan	—	33	33	—	31	31	—	91	91	—	122	122
Other Non-Opioid Pain, Bone and Dermatology (1)	4	64	67	5	56	62	14	261	275	15	257	273
Other
Proscar	—	20	20	—	23	24	1	96	97	1	99	101
Propecia	2	31	33	2	28	30	7	118	125	7	118	125
Other (1)	1	78	79	3	72	75	13	308	319	24	302	326
Other (2)	1	18	19	(1)	30	30	(1)	121	121	—	146	146
Revenues	$411	$1,187	$1,598	$394	$1,091	$1,485	$1,478	$4,785	$6,263	$1,437	$4,737	$6,174

Totals may not foot due to rounding. Trademarks appearing above in italics are trademarks of, or are used under license by, the Organon group of companies.

(1)	Includes sales of products not listed separately. Revenues from Jada were previously reported as part of Other Women's Health. Revenue from an arrangement for the sale of generic etonogestrel/ethinyl estradiol vaginal ring is included in Other Women's Health.
(2)	Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA and other third parties.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Europe and Canada	$414	$389	$1,673	$1,631
United States	411	394	1,478	1,437
Asia Pacific and Japan	261	256	1,129	1,143
China	203	196	864	917
Latin America, Middle East, Russia, and Africa	279	230	965	895
Other (1)	30	20	154	151
Revenues	$1,598	$1,485	$6,263	$6,174

(1) Other includes manufacturing sales to Merck & Co., Inc., Rahway, NJ, USA and other third parties.

TABLE 4

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

(Unaudited, $ in millions except per share amounts)

	Three Months Ended December 31, 2023
	GAAP	Spin related Costs(1)	Restructuring	Stock-based Compensation	Amortization	Other(2)	Non-GAAP Adjusted
Revenues	$1,598						$1,598
Cost of sales	683	(17)	—	(4)	(28)	—	634
Gross profit	915						964
Gross margin	57.3%						60.3%

Selling, general and administrative	469	(47)	—	(18)	—	(3)	401
Research and development	134	(2)	—	(5)	—	—	127
Acquired in-process research and development and milestones	—	—	—	—	—	—	—
Restructuring costs	58	—	(58)	—	—	—	—
Interest expense	129	—	—	—	—	—	129
Exchange losses	17	—	—	—	—	—	17
Other expense (income), net	4	(4)	—	—	—	—	—
	1,494						1,308
Income before income taxes	104						290
Taxes on income	(442)	7	12	5	5	477	64
Net income	$546						$226

Earnings per share - Diluted	$2.13						$0.88

(1) One-time spin-related costs includes costs from the separation of Merck & Co., Inc., Rahway, NJ, US.

(2) Other costs primarily includes a tax benefit resulting from the termination of a Swiss tax arrangement and one-time costs related to inventory step-up adjustments and legal reserves.

	Three Months Ended December 31, 2022
	GAAP	Spin related Costs(1)	Restructuring	Stock-based Compensation	Amortization	Other(2)	Non-GAAP Adjusted
Revenues	$1,485						$1,485
Cost of sales	594	(7)	—	(4)	(28)	(7)	548
Gross profit	891						937
Gross margin	60.0%						63.1%

Selling, general and administrative	470	(36)	—	(16)	—	(4)	414
Research and development	142	(3)	—	(3)	—	(1)	135
Acquired in-process research and development and milestones	—	—	—	—	—	—	—
Restructuring costs	17	—	(17)	—	—	—	—
Interest expense	119	—	—	—	—	—	119
Exchange losses	32	—	—	—	—	—	32
Other expense (income), net	—	(3)	—	—	—	3	—
	1,374						1,248
Income before income taxes	111						237
Taxes on income	3	12	4	6	4	—	29
Net income	$108						$208

Earnings per share - Diluted	$0.42						$0.81

(1) One-time spin-related costs includes costs from the separation of Merck & Co., Inc., Rahway, NJ, US.

(2) Other costs primarily includes one-time costs related to inventory step-up adjustments and legal reserves.

Table 4 (continued)

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

(Unaudited, $ in millions except per share amounts)

	Year Ended December 31, 2023
	GAAP	Spin related Costs(1)	Restructuring	Stock-based Compensation	Amortization	Other(2)	Non-GAAP Adjusted
Revenues	$6,263						$6,263
Cost of sales	2,515	(47)	—	(17)	(116)	(2)	2,333
Gross profit	3,748						3,930
Gross margin	59.8%						62.7%

Selling, general and administrative	1,893	(178)	—	(68)	—	(91)	1,556
Research and development	528	(12)	—	(16)	—	—	500
Acquired in-process research and development and milestones	8	—	—	—	—	—	8
Restructuring costs	62	—	(62)	—	—	—	—
Interest expense	527	—	—	—	—	—	527
Exchange losses	42	—	—	—	—	—	42
Other expense (income), net	15	(17)	—	—	—	—	(2)
	5,590						4,964
Income before income taxes	673						1,299
Taxes on income	(350)	49	13	17	21	488	238
Net income	$1,023						$1,061

Earnings per share - Diluted	$3.99						$4.14

(1) One-time spin-related costs includes costs from the separation of Merck & Co., Inc., Rahway, NJ, US.

(2) Other costs primarily includes a tax benefit resulting from the termination of a Swiss tax arrangement and one-time costs related to inventory step-up adjustments and legal reserves.

	Year Ended December 31, 2022
	GAAP	Spin related Costs(1)	Restructuring	Stock-based Compensation	Amortization	Other(2)	Non-GAAP Adjusted
Revenues	$6,174						$6,174
Cost of sales	2,294	(25)	—	(13)	(116)	(24)	2,116
Gross profit	3,880						4,058
Gross margin	62.8%						65.7%

Selling, general and administrative	1,704	(122)	—	(51)	—	(21)	1,510
Research and development	471	(11)	—	(11)	—	(3)	446
Acquired in-process research and development and milestones	107	—	—	—	—	—	107
Restructuring costs	28	—	(28)	—	—	—	—
Interest expense	422	—	—	—	—	—	422
Exchange losses	11	—	—	—	—	—	11
Other expense (income), net	15	(23)	—	—	—	3	(5)
	5,052						4,607
Income before income taxes	1,122						1,567
Taxes on income	205	36	6	13	19	4	283
Net income	$917						$1,284

Earnings per share - Diluted	$3.59						$5.03

(1) One-time spin-related costs includes costs from the separation of Merck & Co., Inc., Rahway, NJ, US.

(2) Other costs primarily includes one-time costs related to inventory step-up adjustments, impairment charges and legal reserves.

TABLE 5

Organon & Co.

Reconciliation of GAAP Income Before Income Taxes to Adjusted EBITDA

(Unaudited, $ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Income before income taxes	$104	$111	$673	$1,122
Depreciation (1)	30	24	118	96
Amortization	28	28	116	116
Interest expense	129	119	527	422
EBITDA	$291	$282	$1,434	$1,756
Restructuring costs	58	17	62	28
One-time costs (2)	73	58	347	226
Stock-based compensation	27	23	101	75
Adjusted EBITDA	$449	$380	$1,944	$2,085
Adjusted EBITDA margin	28.1%	25.6%	31.0%	33.8%

(1) Excludes accelerated depreciation included in one-time costs.

(2) One-time costs primarily include costs incurred in connection with the spin-off of Organon, inventory step-up adjustments, impairment charges and legal reserves.